UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CIM COMMERCIAL TRUST CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	75-6446078
(State of incorporation or organization)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600
Dallas, Texas 75252	75252
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series L Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-218019

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                            Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Series L Preferred Stock, par value $0.001 per share, of CIM Commercial Trust Corporation (the “Registrant”) included under the caption “Description of Our Capital Stock and the Securities Offered—Securities Offered in This Offering—Series L Preferred Stock” of Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11 (No. 333-218019) (the “Registration Statement”), which was declared effective by the  Securities and Exchange Commission (the “Commission”) on November 16, 2017, as supplemented by the Prospectus Supplement, dated as of November 21, 2017, is incorporated herein by reference.

Any amendment or supplement to the Registration Statement, or any other registration statement relating to the issuance of additional securities registered hereby, that is subsequently filed with the Commission will be incorporated herein by reference.

Item 2.                            Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of PMC Commercial Merger Sub, Inc. (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2014).

3.2	Articles of Amendment (Name Change) (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

3.3	Articles of Amendment (Reverse Stock Split) (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

3.4	Articles of Amendment (Par Value Decrease) (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

3.5	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

4.1

Articles Supplementary for the Series L Preferred Stock (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Form S-11 Registration Statement (333-218019) filed by Registrant on November 15, 2017).

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of PMC Commercial Merger Sub, Inc. (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 9, 2014).

3.2	Articles of Amendment (Name Change) (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

3.3	Articles of Amendment (Reverse Stock Split) (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

3.4	Articles of Amendment (Par Value Decrease) (incorporated by reference to the exhibits to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

3.5	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).

4.1

Articles Supplementary for the Series L Preferred Stock (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Form S-11 Registration Statement (333-218019) filed by Registrant on November 15, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CIM COMMERCIAL TRUST CORPORATION

Dated: November 22, 2017

	By:	/s/ David Thompson
David Thompson
Chief Financial Officer